SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 23, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1 Earnings Release dated July 23, 2003

Item 9.

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 23, 2003, LCA-Vision Inc. issued an earnings release reporting its net income for the second quarter ended June 30, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 7/23/03	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision Inc.	Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman and CEO	Jody Cain
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	jcain@lhai.com
www.lasikplus.com	www.lhai.com

LCA-VISION REPORTS SECOND QUARTER EPS OF $0.17

Revenues up 24%, procedure volume up 11%, average price realization up 12%,

 compared with second quarter of 2002

Company raises 2003 EPS guidance to $0.45 to $0.50 per share

CINCINNATI (July 23, 2003) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services across the U.S. under the LasikPlus brand, today reported net income for the second quarter ended June 30, 2003 of $1,793,000, or $0.17 per diluted share.  This compares with a net loss of $2,278,000, or $0.21 per share, in the second quarter of 2002.

Laser refractive surgery revenues for the second quarter of 2003 grew 24% to $20,224,000, compared with $16,268,000 in the second quarter of 2002.  Procedure volume rose 11% to 16,432 and average price realization per procedure rose 12% to $1,231, compared with the second quarter of 2002.  On a sequential quarter basis, average price realization per procedure increased 5% from $1,173 in the first quarter of 2003.

For the six months ended June 30, 2003, the Company reported net income of $3,550,000, or $0.33 per diluted share, compared with a net loss of $1,127,000, or $0.10 per share, for the first six months of 2002.  Laser refractive surgery revenues increased 15% to $40,206,000 for the first half of 2003, compared with $35,076,000 for the comparable six-month period in 2002.

Net cash provided by operations in the first half of 2003 was $5,379,000.  As a result, cash and short-term investments increased to $23,090,000 as of June 30, 2003, up from $18,298,000 as of December 31, 2002.

Stephen N. Joffe, chairman and CEO of LCA-Vision, stated, “We reported excellent financial results during what is historically a seasonally softer quarter, as we carefully managed costs and performed strongly against all our key metrics.  We are particularly optimistic about procedure volume growth as consumer confidence is increasing and we are profitably gaining market share.  Additionally, we are pleased to have exceeded our per-procedure goals of average price realization over $1,200 and holding marketing and advertising costs below our stated goal of $200 per procedure.

-continued-

“We are currently offering the new custom Lasik correction procedure in five markets, and will have expanded this offering to all our markets before year end.  Approximately 3% of second quarter procedure volume was attributable to this customized procedure,” added Mr. Joffe.  “In light of the new custom procedure together with strong year-over-year growth in procedure volumes, we are raising our full-year 2003 EPS guidance to $0.45 to $0.50 per share.”

LCA-Vision has scheduled an investor conference call to be held today beginning at 10:00 a.m. Eastern Time.  Individuals interested in listening to the conference call may do so by dialing 888-803-7404 within the U.S. and Canada, or 706-634-1308 for international callers.  A telephone replay will be available for 48 hours by dialing 800-642-1687 within the U.S. and Canada, or 706-645-9291 for international callers.  Enter reservation number 1441592.

Individual investors are invited to listen to the conference call over the Internet by going to the “Investors” section of the Company’s website at www.lasikplus.com.  A replay of the call will be available for 30 days.

LCA-Vision owns and operates 33 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada, and a joint venture in Europe.

This news release contains forward-looking statements that are subject to risks and uncertainties.  For a discussion of factors that may cause actual results to differ materially from current expectations, please review the Company’s filings with the Securities and Exchange Commission, including but not limited to forms 10-K and 10-Q.

[Tables to Follow]

LCA-Vision Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003 (1)	2002 (1)	2003(1)	2002(1)

Revenues -- Laser refractive surgery	$ 20,224	$ 16,268	$ 40,206	$ 35,076

Operating costs and expenses
Medical professional and license fees	3,901	3,548	7,973	7,325
Direct costs of services	7,844	7,271	15,617	14,786
General and administrative expenses	1,994	2,298	4,011	4,460
Marketing and advertising	3,155	4,106	6,129	7,211
Depreciation	1,534	1,492	3,039	2,950
Special charges	-	-	-	(174)

Operating income (loss)	1,796	(2,447)	3,437	(1,482)

Equity in earnings from unconsolidated businesses	59	88	205	205
Minority equity interest	(71)	(46)	(151)	(113)
Interest expense	-	-	-	(2)
Interest income	71	142	107	280
Other income	-	8	52	8

Income (loss) before taxes on income	1,855	(2,255)	3,650	(1,104)

Income tax expense	62	23	100	23

Net income (loss)	$ 1,793 =========	$ (2,278) ==========	$ 3,550 =========	$ (1,127) =========
Income (loss) per common share
Basic	$ 0.17	$ (0.21)	$ 0.33	$ (0.10)
Diluted	$ 0.17	$ (0.21)	$ 0.33	$ (0.10)

Weighted average shares outstanding
Basic	10,743	10,736	10,743	10,931
Diluted	10,819	10,736	10,758	10,931

(1) Unaudited

The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.

LCA-Vision Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands except per share data)

Assets	June 30, 2003 (1)	December 31, 2002
Current Assets
Cash and cash equivalents	$ 23,090	$ 18,298
Accounts receivable, net	1,981	393
Receivables from vendors	592	337
Prepaid expenses, inventory and other	1,307	1,462

Total current assets	26,970	20,490

Property and equipment	38,441	37,301
Accumulated depreciation and amortization	(22,014)	(18,868)
Property and equipment, net	16,427	18,433

Goodwill, net	275	275
Deferred compensation plan assets	283	127
Investment in unconsolidated businesses	404	263
Other assets, net	433	408

Total assets	$ 44,792 ===========	$ 39,996 ===========
Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$ 2,104	$ 3,855
Accrued liabilities and other	5,930	3,660
Debt maturing in one year	4	10

Total current liabilities	8,038	7,525

Deferred compensation liability	294	129
Minority equity interest	381	230

Shareholders' investment
Common stock ($0.001 par value; 13,110,306 and 13,110,306 shares and
10,743,109 and 10,743,109 shares issued and outstanding, respectively)	13	13
Contributed capital	91,474	91,474
Warrants	1,982	1,982
Notes receivable from shareholders	(1,209)	(1,532)
Common stock in treasury, at cost (2,367,197 shares and 2,367,197 shares)	(15,462)	(15,462)
Accumulated deficit	(40,788)	(44,338)
Accumulated other comprehensive loss	69	(25)

Total shareholders' investment	36,079	32,112

Total liabilities and shareholders' investment	$ 44,792 ===========	$ 39,996 ===========

(1) Unaudited

The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.

LCA-Vision Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in thousands except per share data)

	Six Months Ended June 30,
	2003 (1)	2002 (1)
Cash flow from operating activities:
Net income (loss)	$ 3,550	$ (1,127)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	3,039	2,950
Warrant amortization	-	351
Deferred Compensation	165	-
Equity in earnings of unconsolidated affiliates	(205)	(205)
Restructuring/Impairment provision	-	(174)
Other, net	(2)	(8)
Changes in working capital:
Accounts receivable	(1,588)	(359)
Receivable from vendors	(255)	(182)
Prepaid expenses, inventory and other	155	878
Accounts payable	(1,751)	(572)
Accrued liabilities and other	2,271	1,144

Net cash provided by operations	5,379	2,696

Cash flow from investing activities:
Purchase of property and equipment	(1,142)	(676)
Proceeds from sale of property and equipment	2	8
Deferred Compensation Plan	(156)	-
Loan payments made by shareholders	341	-
Loans to shareholders	(18)	(22)
Other, net	328	(122)

Net cash used in investing activities	(645)	(812)

Cash flows from financing activities:
Principal payments of long-term notes, debt and capital lease obligations	(6)	(12)
Shares repurchased for treasury stock	-	(2,460)
Exercise of stock options	-	234
Distribution of minority equity investees	64	133

Net cash used by financing activities	58	(2,105)

Increase (decrease) in cash and cash equivalents	4,792	(221)

Cash and cash equivalents at beginning of period	18,298	16,609

Cash and cash equivalents at end of period	$ 23,090 =========	$ 16,388 ========

(1) Unaudited

The notes to the Consolidated Condensed Financial Statements are an integral part of this statement.